UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

NiSource Inc.

(Exact name of registrant as specified in its charter)

DE	001-16189	35-2108964
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, IN	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	NYSE
Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share	NI PR B	NYSE
Series A Corporate Units	NIMC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 8, 2023, NiSource Inc. (the “Company”) issued a Notice of Redemption with respect to all 400,000 outstanding shares of its 5.65% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”). The shares of Series A Preferred Stock will be redeemed on June 15, 2023 (the “Redemption Date”). In accordance with the certificate of designations for the Series A Preferred Stock, the shares of Series A Preferred Stock will be redeemed for a redemption price of $1,000.00 per share (the “Redemption Price”). Following the redemption, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares of Series A Preferred Stock will terminate, except the right of the holders to receive payment of the Redemption Price, without interest. The Redemption Price will be paid in cash.

This report shall not constitute a notice of redemption with respect to or an offer to tender for or purchase or sell (or the solicitation of an offer to tender for or purchase or sell) any securities.

The shares of Series A Preferred Stock are held of record by Cede & Co., as nominee of The Depository Trust Company (“DTC”) and will be redeemed in accordance with the applicable procedures of DTC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: May 8, 2023	By:	/s/ Shawn Anderson
Shawn Anderson
Executive Vice President and Chief Financial Officer